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                                                                    Exhibit 4.17



                             REMARKETING AGREEMENT


                                    between


                             Aerovox Incorporated


                                      and



                           McDonald Investments Inc.


                      __________________________________

                           Dated as of March 1, 2000
                      __________________________________

                                  $10,170,000
                             Aerovox Incorporated
                  Taxable Adjustable Rate Notes, Series 2000
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                                                                    Exhibit 4.17

                             REMARKETING AGREEMENT
                             ---------------------


          This REMARKETING AGREEMENT, dated as of March 1, 2000 (the "Remarketing Agreement"), is made by and between Aerovox Incorporated (the "Issuer") and McDonald Investments Inc., as placement agent and remarketing agent (the "Remarketing Agent"), and is entered in connection with the issuance of Aerovox Incorporated Taxable Adjustable Rate Notes, Series 2000 in the total aggregate principal amount not to exceed $10,170,000 (the "Notes").


                                   ARTICLE I
                                   ---------

                                  Definitions
                                  -----------

Section 1.01.  Capitalized Terms.
               -----------------

          Capitalized terms used in this Remarketing Agreement, unless otherwise defined herein, shall have the meanings assigned to them in the Trust Indenture, dated as of March 1, 2000 (the "Indenture"), between the Issuer and The Huntington National Bank, Columbus, Ohio, as Trustee, with respect to the Notes.

Section 1.02.  Rules of Interpretation.
               -----------------------

          (a) This Remarketing Agreement shall be interpreted in accordance with and governed by the laws of the State of Maine.

          (b) The words "herein" and "hereof" and words of similar import, without reference to any particular Article, Section or subsection, refer to this Remarketing Agreement as a whole rather than to any particular Article, Section or subsection hereof.

          (c) The headings of Articles and Sections herein are for convenience only and shall not affect the construction hereof.

                                  ARTICLE II
                                  ----------

                             Remarketing of Notes
                             --------------------

Section 2.01.  Representations and Warranties of the Issuer.
               --------------------------------------------

          The Issuer hereby represents and warrants, for the benefit of the Remarketing Agent, as remarketing agent and as placement agent in connection with the initial placement of the Notes on the delivery date, that:

          (a) The Issuer is a corporation, duly formed and existing under the laws of the State of Delaware, and has full power and authority to enter into the

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               Indenture, this Remarketing Agreement and the Reimbursement
               Agreement and to issue the Notes and to carry out the provisions hereof and thereof.

          (b) The Indenture, the Reimbursement Agreement, this Remarketing Agreement and the Notes have been duly authorized, executed and delivered by the Issuer and, assuming the due execution and delivery of such agreements by the other parties thereto, are valid obligations legally binding upon the Issuer and enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally or by general principles of equity and public policy. The Notes have been duly authorized by the Issuer. The Issuer has approved the use and distribution of the Limited Offering Memorandum dated as of March 22, 2000 (the "Limited Offering Memorandum") in connection with the initial placement of the Notes.

          (c) Except for all consents, approvals or authorizations of, or declaration or filing under any federal or state securities or "blue sky" laws, to Issuer's actual knowledge, no consent, approval or authorization of, or declaration or filing with, any governmental authority or any other third party is a condition to the execution and delivery by the Issuer of the Indenture, this Remarketing Agreement or the Reimbursement Agreement, or is required in connection with the offer, issuance and delivery by the Issuer of the instruments contemplated hereby. Neither the execution and delivery of the Indenture, the Reimbursement Agreement, this Remarketing Agreement or the Notes nor consummation of the transaction contemplated hereby or thereby or by the Limited Offering Memorandum, will, to Issuer's actual knowledge, violate any provision of applicable law or any applicable regulation, order, writ or decree of any court or governmental authority affecting the Issuer as of the date hereof, or will conflict or will be inconsistent with, or will result in any breach of any of the terms of, or will constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Issuer is a party or by which it is bound, or will violate any provision of the Issuer's Articles of Incorporation or By-laws.

          (d) To Issuer's actual knowledge, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, pending or, to the actual knowledge of the Issuer, threatened which challenges the validity of or seeks to enjoin the execution and delivery by the Issuer of, or the performance by the Issuer of its obligations with respect to, the Indenture, this Remarketing Agreement, the Reimbursement Agreement or the Notes, and, to Issuer's actual knowledge, there is no action, suit, proceeding, inquiry or investigation, at

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               law or in equity, or before or by any court, public board or body, pending or, to the actual knowledge of the Issuer, threatened against or affecting the Issuer (and to the actual knowledge of the Issuer there is no basis therefor) wherein there is a reasonable possibility of an unfavorable decision, ruling or finding which would materially adversely affect any of the transactions contemplated by the Limited Offering Memorandum, or which might result in any material adverse change in the properties, condition (financial or otherwise) or operations of the Issuer.

          (e) Subject to the proviso that the Limited Offering Memorandum is a summary and does not contain detailed information about the Issuer or its intended use of proceeds from the sale of the Notes, and that the Issuer makes no representation as to the financial condition of the Bank, the Limited Offering Memorandum does not contain an untrue or misleading statement of a material fact relating to the Issuer or the use of proceeds or omit to state any material fact relating to the Issuer or the use of proceeds necessary in order to make the statements contained therein relating to the Issuer or the use of proceeds, in light of the circumstances under which they were made, not misleading.

Section 2.02.  Remarketing Agent's Acceptance.
               ------------------------------

          McDonald Investments Inc. hereby accepts the appointment made by the Issuer pursuant to the Indenture to serve as Remarketing Agent for the Notes. Acceptance of that appointment as Remarketing Agent under the Indenture is expressly subject to the condition that the Remarketing Agent shall not undertake to perform any duties or assume any obligations to the Trustee, the Holders or the Issuer other than those expressly set forth herein and in the Indenture.

Section 2.03.  Remarketing Agent's Obligations.
               -------------------------------

          McDonald Investments Inc. agrees to accept the duties and obligations imposed upon it as Remarketing Agent under the Indenture, which duties and obligations are incorporated into and made a part of this Remarketing Agreement, and in particular agrees:

          (a)  to determine the interest rates on the Notes in accordance with
               Section 2.02 of the Indenture;

          (b) to give notice, by wire, telex, telegraph or telecopier or other similar means of communication, of each interest rate on the Notes on the date of determination of said interest rates as provided in Section 2.02 of the Indenture to the Trustee;

          (c) to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer and the Trustee at all reasonable times;

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          (d)  to use its best efforts to remarket the Notes in accordance with
               Section 3.02 of the Indenture; and

          (e) to comply with all applicable laws in connection with its efforts to remarket the Notes.

          The Remarketing Agent hereby represents that it has the necessary authority to enter into this Remarketing Agreement and to perform its duties and obligations set forth in this Remarketing Agreement and the Indenture and that it has made all required registrations with federal and state securities regulation agencies for those purposes.


                                  ARTICLE III
                                  -----------

                                  Disclosure
                                  ----------

Section 3.01.  Provision of Disclosure Materials.
               ---------------------------------

          In connection with the Remarketing Agent's placement efforts with respect to the initial placement of the Notes, the Issuer agrees to provide for the use of the Remarketing Agent a Limited Offering Memorandum (the "Limited Offering Memorandum") satisfactory to the Remarketing Agent. In addition, if the Remarketing Agent determines that it is necessary or desirable to use an amended or supplemented Limited Offering Memorandum in connection with any remarketing of Notes, the Remarketing Agent will so notify the Issuer and the Issuer agrees that the Issuer shall provide an amended or supplemented Limited Offering Memorandum reasonably satisfactory to the Remarketing Agent for use in connection with the marketing of the Notes. The Issuer agrees to supply to the Remarketing Agent such number of copies of any Limited Offering Memorandum and documents related thereto as are reasonably requested from time to time by the Remarketing Agent and further agrees to amend or supplement such Limited Offering Memorandum (and/or any documents incorporated by reference therein), in connection with any future remarketing, so that at all times the Limited Offering Memorandum and documents related thereto are reasonable satisfactory to the Remarketing Agent.

                                  ARTICLE IV
                                  ----------

                                    General
                                    -------
Section 4.01.  Indemnification.
               ---------------

          The Issuer agrees to indemnify the Remarketing Agent for and to hold it harmless against all liabilities, claims, costs and expenses incurred without gross negligence or bad faith on the part of the Remarketing Agent on account of any action taken or omitted to be taken by the Remarketing Agent in accordance with the terms of the Notes, the Reimbursement Agreement, the Letter of Credit or the Indenture, or in connection with the placement or remarketing of the Notes, including the use of the Limited Offering Memorandum, or any action taken at the request of or with the consent of the Issuer, including the reasonable costs and expenses of the Remarketing Agent in defending itself against any such claim, action or proceeding brought in

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connection with the exercise or performance of any of its powers or duties under the Notes, the Indenture, the Reimbursement Agreement or the Letter of Credit; except to the extent that any such claim, liability, cost or expense arises in connection with (i) the failure by the Remarketing Agent to deliver the Limited Offering Memorandum, or any amended or supplemented Limited Offering Memorandum or amendment or supplement to the Limited Offering Memorandum, to any purchaser of the Notes if the Issuer has provided the Limited Offering Memorandum, or any amended or supplemented Limited Offering Memorandum or amendment or supplement to the Limited Offering Memorandum (in accordance with Section 3.01 hereof), as the case may be, to the Remarketing Agent for use in connection with the placement or remarketing of the Notes, or (ii) any untrue or misleading statement, or alleged untrue or misleading statement, or omission or alleged omission in information relating to the Remarketing Agent provided by the Remarketing Agent for inclusion in the Limited Offering Memorandum or any amended or supplemented Limited Offering Memorandum or any amendment or supplement to the Limited Offering Memorandum.

          In case any claim, action or proceeding is brought against the Remarketing Agent in respect of which indemnity may be sought hereunder, the Remarketing Agent promptly shall give notice of that claim, action or proceeding to the Issuer, and the Issuer, upon receipt of that notice, shall have the obligation and the right to assume the defense of the claim, action or proceeding at the Issuer's expense; provided, that failure of the Remarketing Agent to give that notice shall not relieve the Issuer from any of its obligations under this Section unless that failure prejudices the defense of the claim, action or proceeding by the Issuer. At its own expense, the Remarketing Agent may employ separate counsel and participate in the defense. The Issuer shall not be liable for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, officers and employees of the Remarketing Agent. Such indemnification is intended to and shall be enforceable by the Remarketing Agent to the full extent permitted by law.

Section 4.02.  Placement and Remarketing Fees.
               ------------------------------

          The Issuer shall pay the Remarketing Agent, for its services as remarketing agent, an annual fee equal to 12.5 basis points (1/8th of 1%) per annum of the amount of the Notes outstanding, payable semi-annually in arrears, and a fee with respect to the initial placement of the Notes equal to seventy-five one hundredths percent (0.75%) of the aggregate principal amount of the Notes, payable from the proceeds of the sale of the Notes on March 22, 2000.

          The Issuer also shall pay (i) all expenses in connection with the provision of information required for the preparation of the Limited Offering Memorandum or supplement thereto provided pursuant to Section 3.01 of this Remarketing Agreement, (ii) all fees and expenses incurred in connection with the registration of the Notes under any state securities laws, (iii) all expenses and costs to effect the authorization, preparation, issuance, registration under any federal securities laws or the procurement of an exemption therefrom, delivery and sale of

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the Notes, including, without limitation, the reasonable fees and disbursements of counsel to the Letter of Credit Bank, counsel to McDonald Investments Inc. as placement agent and remarketing agent and counsel to the Issuer, and the expenses and costs for the preparation, printing, photocopying, execution and delivery of the Notes, the Indenture, the Reimbursement Agreement, this Remarketing Agreement, the Limited Offering Memorandum and all other agreements and documents contemplated by such documents, and (iv) the cost of obtaining any rating on the Notes.

Section 4.03.  Term.
               ----

          This Remarketing Agreement will terminate upon the effective date of the resignation or removal of McDonald Investments Inc. as Remarketing Agent in accordance with the provisions of this Remarketing Agreement and Section 12.01 of the Indenture.

          Upon the termination of this Remarketing Agreement, the provisions of
Section 4.01 hereof will continue to remain in effect and any Notes or moneys then held by McDonald Investments Inc. as Remarketing Agent will be delivered to the successor remarketing agent or, if there is no successor, to the Trustee.

Section 4.04.  Remarketing Agent's Performance.
               -------------------------------

          The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Remarketing Agreement and the Indenture, and the Remarketing Agent shall not be responsible for the performance of any duties and obligations other than as are specifically set forth in this Remarketing Agreement and the Indenture, and no implied covenants or obligations shall be read into this Remarketing Agreement or the Indenture against the Remarketing Agent. The Remarketing Agent may conclusively rely upon any notice or document given or furnished to it, and conforming to the requirements of this Remarketing Agreement or the Indenture, and the Remarketing Agent may rely and shall be protected in acting upon such notice or any document reasonably believed by it to be genuine and to have been given, signed or presented by the proper party or parties. The Remarketing Agent will use its best efforts to comply with all applicable laws and regulations in the performance of its duties and obligations hereunder and under the Indenture and use its best efforts to perform such duties and obligations.

Section 4.05.  Notices.
               -------

          Unless otherwise specified, any notices, requests or other communications given or made hereunder or pursuant hereto shall be made in writing and shall be deemed to have been validly given or made if either duly mailed by certified or registered mail, return receipt requested, or hand delivered, or overnight mail, or facsimile, addressed as follows: if to the Issuer, Aerovox Incorporated, 740 Belleville Avenue, New Bedford, Massachusetts 02745, Attention: President, with a copy to Stanley B. Kay, Esq., 85 Wells Avenue, Suite 200, Newton, Massachusetts 02459-3215, and if to the Remarketing Agent, McDonald Investments Inc., 800 Superior Avenue, 17th Floor, Fixed Income Department, Cleveland, Ohio 44114. The Notice Address shall constitute, for the purposes set forth in the Indenture, the principal office of McDonald Investments Inc. as Remarketing Agent.

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          IN WITNESS WHEREOF, the Issuer and the Remarketing Agent have caused this Remarketing Agreement to be duly executed by their duly authorized representatives, respectively, as of the date first above written.

                                   AEROVOX INCORPORATED

                                   By: ROBERT D. ELLIOTT
                                       Robert D. Elliott
                                       President and Chief Executive Officer

                                   MCDONALD INVESTMENTS INC.


                                   By: JEFFREY S. FREESE
                                       Jeffrey S. Freese, Managing Director

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